QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)

RMR FUNDS SERIES TRUST

AGREEMENT AND DECLARATION OF TRUST

August 22, 2007

i

ii

RMR FUNDS SERIES TRUST

AGREEMENT AND DECLARATION OF TRUST

        THIS AGREEMENT AND DECLARATION OF TRUST is made this 22nd day of August, 2007, by the Trustees hereunder with the intent that it will be binding upon subsequent Trustees and upon all holders of shares of beneficial interest hereunder.

        WHEREAS, this Trust has been formed to carry on the business of an investment company;

        WHEREAS, the Trust intends for tax purposes for each series of the Trust to be treated as a "regulated investment company" under the Code for the first taxable year during which such series first issues Shares, and for each taxable year thereafter;

        WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees hereunder as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

        NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

ARTICLE I

NAME AND DEFINITIONS

        Section 1.    Name.    This Trust shall be known as "RMR Funds Series Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

        Section 2.    Definitions.    Whenever used herein, unless otherwise required by the context or specifically provided:

          (a)   "Trust" refers to the Massachusetts business trust established by this Declaration, as it may be further amended or restated from time to time;

          (b)   "Trustees" refers to the individual trustees of the Trust named herein or elected in accordance with Article IV hereof in their capacity as trustees hereunder and not as individuals and to their successor or successors while serving in office as a trustee of the Trust, and includes a single trustee;

          (c)   "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as amended from time to time. All references to specific sections of the Code shall include applicable successor provisions;

          (d)   "Shares" means the equal proportionate transferable units into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of shares shall be divided from time to time;

          (e)   "Shareholder" means a record owner of outstanding Shares;

          (f)    "Person" means an individual, corporation, partnership, estate, trust (including, but not limited to, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (g)   The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

          (h)   "Declaration" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time. Reference in this Declaration to "Declaration", "hereof", "herein" and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear;

          (i)    "Bylaws" shall mean the Bylaws of the Trust as amended or restated from time to time;

          (j)    The term "series" or "series of Shares" refers to one of the separately managed components of the Trust (or, if the Trust shall have only one such component, then that one) as provided in Article III, Section 1 hereof or as may be established and designated from time to time by the Trustees pursuant to that Section; and

          (k)   The term "class" or "class of Shares" refers to the division of Shares representing any series into one or more classes as provided in Article III, Section 1 hereof.

ARTICLE II

PURPOSE

        The purpose of the Trust is to provide investors managed investments through one or more series of the Trust primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration. Nothing herein shall preclude the Trust or any series of the Trust from being treated for tax purposes as an association under the Code.

ARTICLE III

SHARES

        Section 1.    Division of Beneficial Interest.

          (a)   The beneficial interest in the Trust shall be divided into one or more series. The Trustees may divide each series into one or more classes. The Trustees hereby establish the series and classes listed in Schedule A attached hereto and made a part hereof. Schedule A may be revised from time to time by resolution of a majority of the Trustees then in office, including in connection with the establishment and designation of any series or class pursuant to Section 4 of Article III. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any series or class thereof, to:

              (i)  divide the beneficial interest in each series or class thereof into Shares, with or without par value as the Trustees shall determine;

             (ii)  issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, subject to any restriction set forth in the Bylaws, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate;

            (iii)  establish, designate, redesignate, classify, reclassify and change in any manner any series or class thereof and fix such preferences, voting powers, rights, duties and privileges and business purpose of each series or class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing series or class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust; provided, however, that the Trustees may not reclassify or change outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of a majority of the outstanding Shares of the series or class of Shareholders that would be materially adversely affected;

            (iv)  divide or combine the Shares of any series or class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such series or class thereof in the assets held with respect to that series or class;

             (v)  issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses;

            (vi)  hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any series or class thereof reacquired by the Trust;

           (vii)  change the name of any series or class thereof;

          (viii)  dissolve and terminate any one or more series or classes thereof; and

            (ix)  take such other action with respect to the Shares as the Trustees may deem desirable.

          (b)   Subject to the distinctions permitted among classes of the same series as established by the Trustees, consistent with the requirements of the 1940 Act and the Code, each Share of a series of the Trust shall represent an equal beneficial interest in the net assets of such series, and each Shareholder of a series shall be entitled to receive such Shareholder's pro rata share of distributions of income and capital gain, if any, made with respect to such series. Upon redemption of the Shares of any series, the applicable Shareholder shall be paid solely out of the funds and property of such series of the Trust.

          (c)   All references to Shares in this Declaration shall be deemed to be references to Shares of any or all series or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class thereof, except as otherwise provided or as the context otherwise requires.

          (d)   All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.

        Section 2.    Ownership of Shares.    The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent, which books shall be maintained separately for the Shares of each series or class of the Trust. It is not contemplated that certificates certifying the ownership of Shares will be issued; however, the Trustees, in their discretion, may authorize the issuance of Share certificates. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and series and as to the number of Shares of each class and series held from time to time by each Shareholder.

        Section 3.    Transfer of Shares.    Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer (together with a Share certificate if one is outstanding), and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the Bylaws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the holder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

        Section 4.    Establishment, Designation, Abolition or Termination, etc. of Series or Class.    The establishment and designation of any series or class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that sets forth such establishment and designation and the relative rights and preferences of such series or class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution (a "Certificate of Designation"). The abolition or termination of any series or class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that abolishes or terminates such series or class (a "Certificate of Termination"). Shares of each series or class of the Trust established pursuant to this Article III, unless otherwise provided in the resolution establishing such series or class, shall have the following relative rights and preferences:

          (a)    Assets Held with Respect to a Particular Series.    All consideration received by the Trust for the issue or sale of Shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separately with respect to that series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular series shall be held with respect to that series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series for all purposes. Separate and distinct records shall be maintained for each series and the assets held with respect to each series shall be held and accounted for separately from the assets held with respect to all other series and the General Assets of the Trust not allocated to such series.

          (b)    Liabilities Held with Respect to a Particular Series.    The assets of the Trust held with respect to each particular series shall be charged with the liabilities of the Trust held with respect to that series and all expenses, costs, charges, and reserves attributable to that series, except that liabilities and expenses allocated solely to a particular class shall be borne by that class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular series or class shall be allocated and charged by the Trustees to and among any one or more of the series or classes in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a series or class are herein referred to as "liabilities held with respect to" that series or class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all series or classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only and not against the assets of the Trust generally or against the assets held with respect to any other series. Any person extending credit to, contracting with or having any claim against any series may look only to the assets of that series to satisfy or enforce any debt, with respect to that series. No Shareholder or former Shareholder of any series shall have a claim on or any right to any assets allocated or belonging to any other series.

          (c)    Dividends, Distributions, Redemptions and Repurchases.    Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any series or class with respect to, nor any redemption or repurchase of, the Shares of any series or class, shall be effected by the Trust other than from the assets held with respect to such series, nor shall any Shareholder or any particular series or class otherwise have any right or claim against the assets held with respect to any other series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other series.

          (d)    Equality.    All the Shares of each particular series shall represent an equal proportionate interest in the assets held with respect to that series (subject to the liabilities held with respect to that series or class thereof and such rights and preferences as may have been established and designated with respect to any class within such series), and each Share of any particular series shall be equal to each other Share of that series. With respect to any class of a series, each such class shall represent interests in the assets held with respect to that series and shall have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a class may be borne solely by such class as determined by the Trustees and a class may have exclusive voting rights with respect to matters affecting only that class.

          (e)    Fractions.    Any fractional Share of a series or class thereof shall carry proportionately all the rights and obligations of a whole Share of that series or class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

          (f)    Exchange Privilege.    The Trustees shall have the authority to provide that the holders of Shares of any series or class shall have the right to exchange said Shares for Shares of one or more other series of Shares or class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

          (g)    Combination of Series.    The Trustees shall have the authority, without the approval of the Shareholders of any series or class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more series or classes into assets and liabilities held with respect to a single series or class. Each Certificate of Designation or Certificate of Termination, and any instrument amending a Certificate of Designation, shall have the status of an amendment to this Declaration and shall be filed as provided in Section 8 of Article IX hereof, but such filing shall not be a prerequisite to the effectiveness thereof.

        Section 5.    Investments in the Trust.    The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees may from time to time determine. Investments in a series shall be credited to each Shareholder's account in the form of full and fractional Shares at the net asset value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any series or class, (b) issue fractional Shares, or (c) determine the net asset value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any series or class at any time without any cause or reason therefor whatsoever.

        Section 6.    Share Restrictions.    Notwithstanding any provision herein to the contrary, but subject to the principles of Section 10 of Article IX, any purchase or transfer or purported purchase or transfer of Shares to any person whose holding of the Shares of the Trust or a series or class of the Trust may cause the Trust or a series or class of the Trust to incur a liability for any tax imposed under, or otherwise violate, the Code, which imposition or violation would not otherwise occur but for the purchase or transfer of the Shares to such person, shall be void ab initio. Any Shares purportedly transferred to or retained by such a person may, at the option of the Trust, be repurchased by the Trust at the net asset value at the time of repurchase. A legend describing the foregoing restrictions may be placed on share certificates if certificates are issued.

        Section 7.    No Preemptive Rights.    Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

        Section 8.    Derivative Claims.    No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of Shares or Shareholders without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Trust or series or class of Shares or Shareholders would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon all Shareholders who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article V of this Declaration; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding shares, series or class or group which are affected by the proposed court action, proceeding or suit.

        Section 9.    Direct Claims.    No series or class or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the series or class or group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees except only rights of action by Shareholders specifically authorized by Section 36(b) of the 1940 Act or other applicable law. A request for authorization shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the series or class or group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class or group of Shares, as appropriate. Any decision by the Trustees to settle or to authorize such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the series or class or group of Shareholders or Shareholder seeking authorization who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to authorize a court action, proceeding or suit by a series or class or group of Shareholders shall be subject to the right of the Shareholders to vote on whether such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article V of this Declaration; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding Shares, series or class or group which are affected by the proposed court action, proceeding or suit. For purposes of this Section 9, the term "Shareholder" or "Shareholders" includes a former Shareholder or former Shareholders.

        Section 10.    Status of Shares and Limitation of Personal Liability.    Shares shall be deemed to be personal property giving only the rights provided in this Declaration and the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares afford Shareholders the status of partners of the Trust. No Shareholder shall be personally liable for debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to the Trust or any series or class of the Trust. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

ARTICLE IV

THE TRUSTEES

        Section 1.    Number, Election and Tenure.    Subject to the voting powers of one or more classes or series of Shares set forth in the Bylaws, the number of Trustees shall be such number as shall be fixed from time to time by the Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) from and after the date when Shares of the Trust or any series or class thereof are first publicly issued. The Trustees who are signatories to this Declaration on the date hereof, and such other persons as the Trustee or Trustees then in office shall elect, shall serve as provided in the Bylaws. In the event that less than the majority of Trustees then holding office have been elected by the Shareholders, the Trustees then in office shall call a meeting of Shareholders for the election of Trustees. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Notwithstanding the foregoing, the Trustees may, at their sole discretion, divide themselves into classes and prescribe the tenure of office of each class of Trustees.

        Section 2.    Effect of Death, Resignation, etc. of a Trustee.    The death, declination, resignation, retirement, removal, disqualification or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever there shall be fewer than the designated number of Trustees, the Trustees in office, regardless of their numbers shall have all powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

        Section 3.    Powers.    Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and may amend and repeal them to the extent and as provided in Article X, Section 3 of this Declaration. The Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their number; they may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including any one or more executive committees which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; they may employ auditors, counsel and other agents of the Trust; they may employ an administrator for the Trust and authorize such administrator to employ subadministrators; they may employ an investment adviser to the Trust and authorize such investment adviser to employ sub-advisers; they may retain a transfer agent or a shareholder servicing agent, or both; they may provide for the issuance and distribution of Shares by the Trust directly or through one or more principal underwriters or otherwise; they may redeem, repurchase and transfer Shares pursuant to applicable law; they may set record dates for the determination of Shareholders with respect to various matters; they may declare and pay dividends and distributions to Shareholders of each series from the assets of such series; they may compensate or provide for the compensation of the Trustees, officers, investment adviser, sub-adviser, administrator, subadministrator, custodian, transfer or shareholder servicing agent and other agents, independent contractors, employees of the Trust or the Trustees on such terms as they deem appropriate; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trust and to any agent or employee of the Trust or to any investment adviser, sub-adviser, administrator, subadministrator, custodian, transfer agent, shareholder servicing agent or principal underwriter to the Trust. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

        Without limiting the foregoing, the Trustees shall have power and authority:

          (a)   To elect and to revoke the status of a series of the Trust as a "regulated investment company" under the Code;

          (b)   To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

          (c)   To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (d)   To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (e)   To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

          (f)    To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (g)   To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

          (h)   To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

          (i)    To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (j)    To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

          (k)   To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

          (l)    To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

          (m)  To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

          (n)   To indemnify or to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and indemnities or insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, sub-advisers or managers, administrator or sub-administrator, underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, sub-adviser or manager, administrator or sub-administrator, underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

          (o)   To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (p)   To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

          (q)   To enter into contracts of any kind and description;

          (r)   To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Securities and Exchange Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration or in the Bylaws;

          (s)   To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration or in the Bylaws;

          (t)    To establish and interpret the investment policies, practices, or limitations of any series or class;

          (u)   To allocate assets, liabilities and expenses of the Trust to a particular series and liabilities and expenses to a particular class or to apportion the same between or among two or more series or classes, provided that any liabilities or expenses incurred by a particular series or class shall be payable solely out of the assets belonging to that series or class as provided for in Article III;

          (v)   To purchase or otherwise acquire Shares;

          (w)  To establish separate and distinct series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such series, and to establish separate classes, all in accordance with the provisions of Article III;

          (x)   To adopt on behalf of the Trust or any series with respect to any class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant series pursuant to a Rule 12b-1 Plan;

          (y)   To engage in any other lawful act or activity in which business corporations organized under the laws of the Commonwealth of Massachusetts may engage; and

          (z)   To change the domicile of the Trust's existence as may permitted by applicable law.

        The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

        Any action to be taken by the Trustees may be taken within or outside the Commonwealth of Massachusetts.

        Section 4.    Payment of Expenses by the Trust.    The Trustees are authorized to pay, or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, sub-adviser or manager, underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

        Section 5.    Ownership of Assets of the Trust.    Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

        Section 6.    Advisory, Management and Distribution Services.    The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other Person (the "Advisor"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may provide for one or more sub-advisers or other agents who shall perform all or part of the obligations of the Advisor under such contract and contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Advisor or any other corporation, trust, association or other Person, appointing it exclusive or nonexclusive distributor or underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

        As provided in Article VIII, Section 4, the facts that:

            (i)  any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, sub-adviser, underwriter or distributor or agent of or for any corporation, trust, association or other Person, or of or for any parent or affiliate of any Person, with which an advisory, sub-advisory or management contract, or underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

           (ii)  any corporation, trust, association or other Person with which an advisory, sub-advisory or management contract or underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, sub-advisory or management contract, or underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other Persons, or has other business or interests, including competitive business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ARTICLE V

SHAREHOLDERS' VOTING POWERS AND MEETINGS

        Section 1.    General.    Except as otherwise provided in this Article V or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the Bylaws.

        Section 2.    Voting Powers.    (a) The Shareholders shall have power to vote only with respect to:

              (i)  the election or removal of Trustees as provided in this Declaration or the Bylaws; and

             (ii)  such additional matters relating to the Trust as may be required by applicable law, this Declaration, the Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency), or as the Trustees may consider necessary or desirable.

          (b)   As to each matter on which a Shareholder is entitled to vote, such Shareholder shall be entitled to one vote for each whole Share (as of the record date applicable to the meeting or written consent pursuant to which the vote of Shareholders is being sought or obtained) and a proportionate fractional vote with respect the fractional Shares, if any. All references in this Declaration or the Bylaws to a vote of, or the holders of, a majority, percentage or other proportion of outstanding Shares shall mean a vote of, or the holders of, such majority, percentage or other proportion of the votes to which such Shares entitle their holder(s).

          (c)   Until Shares of a class or series are issued, the Trustees may exercise all rights of Shareholders of that class or series and may take any action required by law, this Declaration or the Bylaws to be taken by the Shareholders with respect to that class or series. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

          (d)   Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the Bylaws.

        Section 3.    Quorum and Required Vote.    The Trustees are authorized to establish the quorum requirement for voting on a particular matter or the transaction of business at a Shareholders' meeting in the Bylaws or a notice of Shareholders' meeting approved by the Trustees; provided, however, that such quorum requirement shall comply with applicable law. The vote required for the election of Trustees and approval of any actions (other than the election of Trustees or any other action specifically addressed in this Declaration) may be established by the Trustees in the Bylaws or in a notice of Shareholders' meeting approved by the Trustees; provided, however, that the vote required shall comply with applicable law. On any questions presented at a Shareholders' meeting, including the election of Trustees, a vote of all Shareholders voting together as one class shall be required unless the Trustees determine that separate class or series voting is required by any provision of law.

        Section 4.    Advance Notice of Nominees for Trustee and Other Proposals.

          (a)    Nominations and Proposals to be Considered at Meeting of Shareholders.    Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders at a special meeting of Shareholders may be properly brought before the meeting only as set forth in this Section 4. All judgments and determinations made by the Board of Trustees or the chairman of the meeting, as applicable, under this Section 4 (including without limitation judgments as to whether any matter or thing is satisfactory to the Board of Trustees and determinations as to the propriety of a proposed nomination or a proposal of other business) shall be made in good faith.

          (b)    Special Meetings of Shareholders.    As set forth in Section 4 of this Article V, only business brought before a special meeting of Shareholders pursuant to a proper notice of meeting shall be conducted at such meeting. Nominations of persons for election to the Board of Trustees and the proposal of other business may be properly brought before the meeting: (i) pursuant to the Trust's notice of meeting by or at the direction of the Trustees or (ii) by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 4(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4(b). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice contains the information required by this Section and the Shareholder has given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust. To be timely, a Shareholder's notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

        A Shareholder's notice shall set forth:

              (i)  as to each person whom the Shareholder proposes to nominate for election or reelection as a trustee, (1) such person's name, age, business address and residence address, (2) the class, series and number of shares of stock of the Trust that are beneficially owned or owned of record by such person, (3) the date such shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of securities of the Trust by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

             (ii)  as to any other business that the Shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined below), including any anticipated benefit therefrom;

            (iii)  as to the Shareholder giving the notice and any Shareholder Associated Person, the class, series and number of shares of the Trust which are owned of record by such Shareholder and by such Shareholder Associated Person, if any, and the class, series and number of, and the nominee holder for, shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person;

            (iv)  as to the Shareholder giving the notice and any Shareholder Associated Person, the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, of such Shareholder Associated Person;

             (v)  as to the Shareholder giving the notice and any Shareholder Associated Person, the record of all purchases and sales of securities of the Trust by such Shareholder or Shareholder

    Associated Person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

            (vi)  to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of such Shareholder's notice.

          For purposes of this Section 4, "Shareholder Associated Person" of any Shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of shares of capital stock of the Trust owned of record or beneficially by such Shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder or Shareholder Associated Person.

          (c)    Shareholder Nominations or Proposals Causing Covenant Breaches.    At the same time as or prior to the submission of any shareholder nomination or proposal of business to be considered at a special meeting that, if approved and implemented by the Trust, would cause the Trust to be in breach of any covenant of the Trust in any existing or proposed debt instrument or agreement of the Trust, the proponent Shareholder or Shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees of the lender's or contracting party's willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to the Board of Trustees in its discretion.

          (d)    Shareholder Nominations or Proposals Requiring Regulatory Notice, Consent or Approval.    At the same time or prior to the submission of any shareholder nominations or proposal of business to be considered at a special meeting that, if approved, could not be implemented by the Trust without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent Shareholder or Shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees that any and all required notices, consents or approvals have been given or obtained or (ii) a plan, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to the Board of Trustees in its discretion.

          (e)    General.    (1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a trustee or any proposal for other business at a meeting of Shareholders shall provide, within three business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Shareholder pursuant to this Section 4. If a Shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 4.

  (2) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as trustees and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 shall be transacted at a meeting of Shareholders. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 4 and, if any proposed nomination or other business is not in compliance with this Section 4, to declare that such defective nomination or proposal be disregarded.

  (3) For purposes of this Section 4, (i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for the election of trustees and (ii) "public announcement" shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (B) a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act.

  (4) Notwithstanding the foregoing provisions of this Declaration, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 4(a) through 4(e). Nothing in this Section 4 shall be deemed to require that a shareholder nomination of a person for election to the Board of Trustees or a Shareholder proposal relating to other business be included in the Trust's proxy statement except as may be required by law.

        Section 5.    Shareholder Meetings.    There shall be no annual meetings of Shareholders except as required by law or as the Trustees may determine. Special meetings of Shareholders may be held as provided in the Bylaws. Except as required by applicable law, actions by Shareholders which are required or permitted may only be taken at a meeting. Notwithstanding the foregoing, actions by the initial Shareholder of the Trust or any series of the Trust may be approved by written consent signed by or on behalf of such initial Shareholder in lieu of a meeting.

        Section 6.    Inspection of Records.    All Shareholders' requests to inspect the records of the Trust shall be submitted by Shareholders to the secretary of the Trust in writing. Upon receipt of such requests by the secretary of the Trust, the Trustees may establish procedures for such inspections. To preserve the integrity of the Trust's records, the Trustees may provide certified copies of Trust records rather than originals. The Trustees shall not be required to create records or obtain records from third parties to satisfy Shareholders' requests. The Trustees may require Shareholders to pay in advance or otherwise indemnify the Trust for the costs and expenses of Shareholders' inspection of records. Nothing in this Section 6 is intended nor shall be construed to permit Shareholders to inspect the records of the Trust except as may be permitted by the Trustees or as may be required by applicable law.

ARTICLE VI

NET ASSET VALUE, DISTRIBUTIONS AND REDEMPTIONS

        Section 1.    Determination of Net Asset Value.    Subject to applicable law and Article III, Section 4 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the net asset value per Share of any series or class, as they may deem necessary or desirable. The Trustees shall cause the net asset value of Shares of each series or class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the net asset value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The net asset value of Shares shall be determined separately for each series or class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

        Section 2.    Distributions.    The Trustees may each year, or more frequently if they so desire, but need not, distribute to the Shareholders of any or all classes or series of Shares such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 2 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 1 of this Article VI, or at such other value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

        Section 3.    Redemptions and Repurchases.

          (a)   The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust, or a Person designated by the Trust, that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the Bylaws, any registration statement of the Trust and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Securities and Exchange Commission. The obligation set forth in this Section 3(a) is subject to the provision that, in the event that at any time the New York Stock Exchange (the "Exchange") is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Securities and Exchange Commission during periods when trading on the Exchange is restricted, or during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable series or to determine fairly the value of the net assets held with respect to such series or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension.

          (b)   The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the series or class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any investment adviser or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

          (c)   If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any series or class thereof has or may become concentrated in any Person to an extent that would disqualify any series as a regulated investment company under the Code (or any successor statute thereto), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable (i) to call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) to refuse to transfer or issue Shares of any series or class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) to take such other actions as they deem necessary and appropriate to avoid such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

          (d)   The Trust shall, to the extent permitted by applicable law, have the right at any time to redeem the Shares owned by any holder thereof:

              (i)  in connection with the termination of any series or class of Shares;

             (ii)  if the value of such Shares in the account or accounts maintained by the Trust or its transfer agent for such series or class of Shares is less than the value determined from time to time by the Trustees as the minimum required for an account or accounts of such series or class, provided that the Trust shall provide a Shareholder with written notice at least thirty (30) days prior to effecting a redemption of that Shareholder's Shares as a result of not satisfying such requirement;

            (iii)  if the Shareholder fails to pay when due the full purchase price of Shares issued to him;

            (iv)  if the Shareholder fails to comply with paragraph (e) of this Section 3; or

             (v)  if the Trustees determine that redemption is appropriate or necessary to prevent harm to the Trust or its shareholders and such redemption is permitted under applicable law.

            Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

          (e)   Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

ARTICLE VII

COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES

        Section 1.    Compensation.    The Trustees as such shall be entitled to reasonable compensation from the Trust; and they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

        Section 2.    Limitation of Liability.    The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser, sub-adviser, manager or underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

        Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

ARTICLE VIII

INDEMNIFICATION, CONTRACTING WITH INTERESTED PARTIES AND IMPACT OF CORPORATE LAW

        Section 1.    Trustees, Officers, etc.    The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests or not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Expenses, including counsel fees, incurred by any such Covered Person may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII.

        Section 2.    Rebuttable Presumption.    For purposes of the determination as to whether indemnification is available under this Article VIII, the court or other authority making the determination, as the case may be, shall rely upon a rebuttable presumption that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

        Section 3.    Indemnification Not Exclusive.    The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

        Section 4.    Transactions Between the Trust and its Trustees, Officers, Employees and Agents.    (a)  Subject to any express restrictions adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind, whether or not any of its Trustees, officers, employees or agents has a financial interest in such transaction, with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust or in which a Trustee, officer, employee or agent of the Trust has a material financial interest. To the extent permitted by applicable law, a contract or other transaction between the Trust and any Trustee or between the Trust and the Advisor, or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest shall not be void or voidable if:

              (i)  The fact of the common directorship, trusteeship or interest is disclosed or known to the Trustees or a proper committee thereof, and the Trustees or such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or

             (ii)  The contract or transaction is authorized, approved, or ratified by a majority of the votes cast by Shareholders voting on such matter; or, if applicable law specifies a greater majority vote, then by a majority vote of the Shareholders legally required; or

            (iii)  The contract or transaction is fair and reasonable to the Trust.

          (b)   Whether or not they may be legally entitled to vote on the matters described in this Section 4, interested Trustees or the Shares owned by them or by an interested corporation, trust, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof or at a meeting of the Shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

          (c)   The failure of a contract or other transaction between the Trust and any Trustee or between the Trust and the Advisor, or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest to satisfy the criteria set forth in Section 4(a) of this Article VIII shall not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction shall be valid to the fullest extent permitted by applicable law.

        Section 5.    General Corporate Law.    To the fullest extent permitted by applicable law, the establishment of Trustees compensation and limitation of liability as set forth in Article VII and the providing of indemnity or contracting with related parties described in this Article VIII in accordance with terms and procedures not materially less favorable to the Trust than the maximum discretion and maximum indemnification permitted by the Massachusetts Business Corporation Act (as in effect at the time such provision was adopted or such contract or transaction was entered into or as it may thereafter be in effect, whichever is most favorable to the Trustees) shall be deemed to have satisfied the criteria set forth in Article VII and this Article VIII; but nothing herein is intended to require that the terms and procedures established by the Massachusetts Business Corporation Act shall be required to establish compensation, to limit liability, to provide indemnification or for contracting as set forth in Articles VII and VIII.

        Section 6.    Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business.    Subject to any restrictions which may be adopted by the Trustees in the Bylaws or otherwise, the Trust, the Advisor and any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for its, his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if it, he or she were not the Trust, the Advisor, a Trustee or officer, employee or agent of the Trust. The Trust, the Advisor and any Trustee or officer, employee or agent of the Trust may, in its, his or her personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the investing in securities of real estate or other companies or in other interests in Persons engaged in real estate or other businesses. The Advisor and any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in: (i) any Person who may be engaged to render advice or services to the Trust, (ii) any Person in which the Trust has invested or may invest, (iii) any Person from which the Trust has purchased or may purchase securities or other property and (iv) any Person to which the Trust has sold or may sell securities or other property; and such Advisor, Trustee, officer, employee or agent of the Trust may receive compensation from such other Person as well as compensation as Advisor, Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with its, his or her duties and powers as the Advisor, Trustee or officer, employee or agent of the Trust.

        Section 7.    Shareholders.    In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be indemnified by the Trust out of the Trust's property against all loss and expense arising from such liability.

ARTICLE IX

MISCELLANEOUS

        Section 1.    Trustees, Shareholders, etc. Not Personally Liable; Notice.    All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust or the assets of that particular series or class of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

        Section 2.    Express Exculpatory Clauses and Instruments.    Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration, recite that this Declaration is on file with the Secretary of State of the Commonwealth of Massachusetts, and provide that such written instrument was executed or made by or on behalf of the Trust, by the Trustee or Trustees or by an officer or officers of the Trust in their capacity as such and not individually, and further that neither the Shareholders nor the Trustees nor any officers, employees or agents (including the Advisor) of the Trust shall be liable thereunder and that all persons shall look solely to the Trust estate for the payment of any claim thereunder or for the performance thereof. However, the omission of such provision from any such instrument shall not render the Shareholders, any Trustee, or any officer, employee or agent (including the Advisor) of the Trust liable, nor shall the Shareholders, any

Trustee or any officer, employee or agent (including the Advisor) of the Trust be liable to anyone for such omission.

        Section 3.    Trustees and Officers Good Faith Action, Expert Advice, No Bond or Surety.    The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

        Section 4.    Liability of Third Persons Dealing with Trustees.    No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

        Section 5.    Indemnification of the Trust.    Each Shareholder will indemnify and hold harmless the Trust from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys' and other professional fees, whether third party or internal, arising from such Shareholder's breach of any provision of this Declaration or Bylaws and shall pay such sums to the Trust upon demand, together with interest on such amounts, which interest will accrue at the lesser of 15% per annum compounded and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of repayment by the Trust.

        Section 6.    Duration and Termination of Trust.

          (a)   Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each series entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares or class thereof may be terminated at any time by vote of a majority of the outstanding Shares of such series or class entitled to vote or by the Trustees by written notice to the Shareholders of such series or class.

          (b)   Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more series of Shares on any class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or any class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate, reduce the remaining assets of the Trust or of the affected series or class to distributable form in cash or Shares (if any series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series or class involved, ratably according to the number of Shares of such series or class held by the Shareholders of such series or class on the date of distribution. Thereupon, the Trust or any affected series or class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such series or class shall be canceled and discharged.

        Section 7.    Reorganization.

          (a)   Unless Shareholder approval is required by applicable law or this Declaration, the Trustees may, without Shareholder approval:

              (i)  cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or territory of the United States, unless otherwise permitted under the 1940 Act;

             (ii)  cause any one or more series or classes of the Trust to merge or consolidate with or into any one or more other series or classes of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations;

            (iii)  cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law; or

            (iv)  cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of the Commonwealth of Massachusetts or any other state or jurisdiction.

          (b)   Any agreement of merger or consolidation or exchange or certificate of merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          (c)   Notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 7 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

          (d)   The Trustees may create one or more trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any series or class thereof may be transferred and may provide for the conversion of Shares in the Trust or any series or class thereof into beneficial interests in any such newly-created trust or trusts or any series of classes thereof.

          (e)   The approval of the Trustees shall be sufficient to cause the Trust, or any series thereof, to sell and convey all or substantially all of the assets of the Trust or any affected series to another series of the Trust or to another entity to the extent permitted under the 1940 Act, for adequate consideration, which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected series, and which may include shares or interests in such other series of the Trust or other entity or series thereof.

        Section 8.    Filing of Copies, References, Headings.    The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of the Commonwealth of Massachusetts and with the Newton City Clerk, as well as any other governmental office where such filing may from time to time be required, but such filing shall not be a prerequisite to the effectiveness of this instrument or amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

        Section 9.    Applicable Law, Consent of Jurisdiction.    This Declaration is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws, commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust and the Trustees may excise all powers which are ordinarily exercised by trustees of such a trust. No claim arising from or related to this Declaration may be commenced, prosecuted or continued in any court other than the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, in each case located in Boston, and each trustee or officer of the Trust, in consideration of becoming a trustee or officer of the Trust, consents to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, in each case located in Boston, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any such suit, action or other proceeding and expressly agrees to, and waives any and all objections he, she or it may have, as to venue in any such courts.

        Section 10.    Trust Only.    It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. Nothing in this Declaration, however, shall prevent the Trust or any series of the Trust from being a corporation or association for tax purposes.

        Section 11.    Address of the Trust and the Trustees and Agent for Service of Process.    The principal address of the Trust and of the Trustees is 400 Centre Street, Newton, Massachusetts 02458. The Trust and the Trustees may have other offices and may change their principal office address by vote of the Trustees. The offices of the Trust and the Trustees, including the principal office, may be located within or outside the Commonwealth of Massachusetts. The registered agent for service of process is RMR Advisors, Inc., and the address of RMR Advisors, Inc. is 400 Centre Street, Newton, Massachusetts 02458.

ARTICLE X

AMENDMENTS, BYLAWS AND CONSTRUCTION

        Section 1.    Amendments by Trustees.    Amendments to this Declaration for the purpose of: (i) changing the name of the Trust, (ii) changing the domicile of the Trust without changing the substance of this Declaration, or (iii) supplying any omission, curing any ambiguity, correcting any defective or inconsistent provision or clarifying the meaning and intent of this Declaration; may be made at any time by the Trustees without Shareholder approval.

        Section 2.    Amendments by Shareholders.    Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more series or classes shall be authorized by a vote of the Shareholders of each series or class affected, and no vote shall be required of Shareholders of a series or class not affected.

        Section 3.    Bylaws.    The Trustees may adopt, amend, change or repeal Bylaws which shall govern the conduct of business by this Trust. Except as they may directly contradict provisions of this Declaration, the Bylaws may implement and interpret this Declaration.

        Section 4.    Construction.    If any provision of this Declaration is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of this Declaration shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible. The re-construction of an unlawful provision shall be made by the Trustees, or, in the absence of action by the Trustees, by the court or regulatory body which determined the provision to be unlawful.

        IN WITNESS HEREOF, at least a majority of the Trustees and the Shareholder do hereto set their hands and seals this 22nd day of August, 2007.

TRUSTEES:
/s/ GERARD M. MARTIN Gerard M. Martin
/s/ BARRY M. PORTNOY Barry M. Portnoy

SCHEDULE A

Series and Classes

As of August 22, 2007

Series	Classes
RMR Real Estate Securities Fund	Class A, Class C and Class I

QuickLinks

  Exhibit 99(a)